Exhibit 99.3

Designated Filer:   Warburg, Pincus Equity Partners, L.P.

Issuer & Ticker Symbol:  Sunesis Pharmaceuticals, Inc. (SNSS)

Date of Event Requiring Statement:  July 13, 2009

JOINT FILERS’ SIGNATURES

WARBURG PINCUS & CO.

By:	/s/ Scott A. Arenare	Date:	July 15, 2009
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS PARTNERS, LLC

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date:	July 15, 2009
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS LLC

By:	/s/ Scott A. Arenare	Date:	July 15, 2009
Name: Scott A. Arenare
Title: Managing Director